Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2009, on the financial statements of W&W Communications, Inc. and its subsidiaries included in the Current Report on Form 8-K/A filed by Cavium Networks, Inc. with the United States Securities and Exchange Commission on March 5, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Armanino McKenna LLP

San Ramon, CA

April 8, 2011